Exhibit 21.1

List of Subsidiaries
(as of December 31, 2023)

Name	Jurisdiction of Organization
Hercules Capital IV, L.P.	Delaware
Hercules SBIC 4 L.P.	Delaware
Hercules Funding IV, LLC	Delaware
Hercules Capital Funding 2022-1 LLC	Delaware
Hercules Capital Funding Trust 2022-1	Delaware
Hercules Technology Management LLC	Delaware
Hercules Technology Management Co II, Inc.	Delaware
Hercules Technology Management Co IV LLC	Delaware
Hercules Technology SBIC Management, LLC	Delaware
HTGC UK Limited	United Kingdom

Unconsolidated Subsidiaries
Gibraltar Business Capital LLC	Delaware
Gibraltar Equipment Finance LLC	Delaware
Gibraltar Acquisition LLC	Delaware
HercGBC LLC	Delaware
Hercules Capital Management LLC	Delaware
Hercules Adviser LLC	Delaware
Hercules Partner Holdings, LLC	Delaware
Hercules Private Credit Fund 1 L.P.	Delaware
Hercules Private Fund One LLC	Delaware
Hercules Private Global Venture Growth Fund GP I LLC	Delaware
Hercules Private Global Venture Growth Fund I L.P.	Delaware
Hercules Venture Growth Credit Opportunities Fund 1 L.P.	Delaware
Hercules Venture Growth Credit Opportunities Fund 2 L.P.	Delaware
Hercules Venture Growth Credit Opportunities Fund GP I LLC	Delaware